Exhibit (11)
PRICEWATERHOUSECOOPERS [LOGO]
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                                                     PRICEWATERHOUSECOOPERS LLP
                                                     One Post Office Square
                                                     Boston MA 02109
                                                     Telephone (617) 478 5000
                                                     Facsimile   (617) 478 5900



                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of The Winter Harbor Fund:

We consent to the reference to our Firm under the caption "Financial Highlights" in Pre-Effective Amendment No. 1 to the Registration Statement of REvest Value Fund, on Form N-1A (File No. 811-8793) under the Securities Act of 1933 and Pre-Effective Amendment No. 1 under the Investment Company Act of 1940 (File No. 333-53837). We further consent to the reference to our Firm under the headings "General Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



                                                /s/ PricewaterhouseCoopers LLP
                                                PricewaterhouseCoopers LLP

Boston, Massachusetts
July 13, 1998